Exhibit 10.2

Subscription Agreement

This subscription agreement (this “Subscription”) is dated as of the date set forth on the signature page hereto, by and between the investor identified on the signature page hereto (the “Investor”) and Naked Brand Group Limited, an Australian company (the “Company”), whereby the parties agree as follows:

WHEREAS, the Company desires to sell, and the Investor desires to purchase shares of the Company’s ordinary shares, no par value (“Ordinary Shares”), which currently trades on The Nasdaq Stock Market (the “Principal Market”), through the cancellation of trade payables owed by the Company to the Investor.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Subscription.

(a) Investor agrees to buy and, subject to acceptance as provided below, the Company agrees to sell and issue to Investor, such number of Ordinary Shares (the “Shares”), free of restrictive legend and stop transfer orders, as are set forth on the signature page hereto, for the purchase price set forth on the signature page hereto (the “Purchase Price”), which shall be paid through the cancellation of trade payables owed by the Company to the Investor in such amount.

(b) The Shares have been registered pursuant to a Registration Statement on Form F-3, Registration No. 333-232229, which registration statement (the “Registration Statement”) was declared effective by the Securities and Exchange Commission on July 1, 2019, and is effective on the date hereof. A final prospectus supplement (the “Prospectus Supplement”) will be delivered as required by law.

(c) The Company may accept this Subscription at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter. The Company has the right to reject this subscription for the Shares, in whole or in part for any reason and at any time prior to the Closing (as defined below) thereon, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription. In the event the Investor’s subscription is rejected, this Subscription will have no force or effect. The Shares subscribed for herein will not be deemed issued to or owned by the Investor until one copy of this Subscription has been executed by the Investor and countersigned by the Company and the Closing with respect to the Investor’s subscription has occurred.

(d) Provided the Company has filed the Prospectus Supplement to the Registration Statement pursuant to Rule 424(b) with respect to the offer and sale of the Shares, the closing of Investor’s purchase of the Shares pursuant to this Subscription (the “Closing”) shall occur on or prior to the second business day after the date of this Subscription (the date of the Closing, the “Closing Date”). Upon the Closing, the Company shall cause the Shares to be delivered to the Investor, which delivery shall be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the Investor’s signature page attached hereto under the heading “DWAC Instructions” or otherwise provided in writing by the Investor, and the trade payables to be cancelled in payment of the Purchase Price shall be deemed cancelled without further action.

2. Company Representations and Warranties. The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Company’s Constitution, or (B) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable, and shall be issued free of restrictive legends and stop transfer orders; (v) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights; (vi) the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors; and (vii) except as publicly disclosed, the Company is not subject to any notices or actions from or to the Principal Market other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market.

3. Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and , when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein (the “Prospectus”), and was able to read, review, download and print such materials; (v) in making its investment decision with respect to the Shares, the Investor and its advisors, if any, have relied solely on the Prospectus; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; and (vii) except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority as of the date hereof.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except with respect to the Investor’s legal counsel and advisors subject to a duty of confidentiality substantially similar to that contained herein. Investor shall be liable for any breach by its legal counsel or advisors of the confidentiality obligations contained herein as if such breach were by Investor.

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(c) The Investor further represents and warrants that, immediately after the Closing, the Investor shall not beneficially own more than 19.99% of the Ordinary Shares outstanding (after taking into account any provisions in any Ordinary Share Equivalents beneficially owned by such Purchaser that limit the exercisability, exchangeability of convertibility of such Ordinary Share Equivalents to the extent such Purchaser’s beneficial ownership percentage following such exercise, exchange or conversion would exceed a threshold of 19.99% or less). “Ordinary Share Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

4. Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales or other disposition of securities of the Company during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release, prospectus supplement and/or Form 6-K. Furthermore, the Investor covenants that no shares received from the offering will be used to cover any previously made short sales. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release, prospectus supplement and/or Form 6-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5. Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by email delivery of a “.pdf” format data file.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

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(d) All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile or email, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

If to the Company:

Naked Brand Group Limited
c/o Bendon Limited

Building 7B, Huntley Street

Alexandria

NSW 2015, Australia
Telephone: +61 2 9384 2400
Attention: Justin Davis-Rice, Executive Chairman
E-Mail: justin.davis@bendon.com

With a copy (for informational purposes only) to:

Graubard Miller

405 Lexington Avenue, 11th Floor

New York, NY 10174

Telephone: (212) 818-8800

Attention: Jeffrey M. Gallant, Esq. / Eric T. Schwartz, Esq.

Email: jgallant@graubard.com / eschwartz@graubrd.com

If to the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Subscription shall be governed by and interpreted in accordance with the laws of State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and each irrevocably waives any claim that it is not personally subject to the jurisdiction of such court, or that such court is an improper or inconvenient venue for such action, suit, or proceeding. THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(f) This Subscription shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Subscription or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction, shall not be deemed a succession or assignment. The Investor may not assign its rights or obligations under this Agreement.

[signature pages follow]

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

Dated: _________________________________________

NAKED BRAND GROUP LIMITED

By:
Name:
Title:

Number of Shares: ______________________________

Purchase Price Per Share: $_______________________

Aggregate Purchase Price: $_______________________

INVESTOR: ____________________________________

By:
Name:
Title:

Address for Notice:	With a copy to (which shall not constitute notice):

Facsimile:	Facsimile:
Attention:	Attention:

DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares

The sale of the Shares is being made pursuant to a registration statement under the Securities Act. A final prospectus supplement relating to the sale of the Shares will be filed with the Commission and will be available on the Commission’s website at www.sec.gov.

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